Exhibit: 99.1

News	Contact:	Media Contact:
	Dennis C. Fabro	Paige Steers
	Senior Vice President,	Director,
	Investor Relations	Public Relations
	(312) 798-6290	(312) 798-6118

Trizec Reports First Quarter 2006 Results
     CHICAGO, May 4, 2006 — Trizec Properties, Inc. (NYSE: TRZ) (the “Company”) today reported financial and operating results for the first quarter ended March 31, 2006.
     The Company reported funds from operations available to common stockholders (“FFO”) of $65.9 million, or $0.41 per diluted share, for the first quarter of 2006, compared to $69.8 million, or $0.45 per diluted share, for the same period a year earlier. Contributing to this change was a benefit related to a property tax settlement of $4.3 million, or $0.03 per diluted share, recorded in discontinued operations during the first quarter of 2005, as well as a decrease in termination fees during the first quarter of 2006 compared to the first quarter of 2005, totaling $1.6 million, or $0.01 per diluted share.
     For the first quarter of 2006, net income available to common stockholders, the generally accepted accounting principles (“GAAP”) measurement most directly comparable to FFO, totaled $44.9 million, or $0.28 per diluted share, and included a net gain on disposition of real estate totaling $31.6 million, or $0.20 per diluted share. This compares to net income available to common stockholders of $25.3 million, or $0.16 per diluted share, for the first quarter of 2005 and reflects the impacts on FFO noted above. The attached financial information contains the reconciliation between net income available to common stockholders and FFO.
     The weighted average number of diluted shares of common stock outstanding used to compute net income available to common stockholders and FFO per share for the quarter ended March 31, 2006 totaled 159,944,117 compared to 155,122,317 for the first quarter of 2005.
     Tim Callahan, Trizec’s president and chief executive officer commented, “We are beginning the year with optimism as the economy and office market fundamentals continue to exhibit signs of steady growth across many markets. This momentum is influencing leasing economics in a positive way and is expected to gradually benefit office owners over time.” Mr. Callahan added, “We are also looking forward to integrating our newly acquired Southern California office portfolio to further leverage our significant platform in that market and to

Trizec Properties, Inc.	T: (312) 798-6000
10 South Riverside Plaza, Suite 1100	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports First Quarter 2006 Results
enhance the strength of our overall portfolio.”
     The financial statements for the three months ended March 31, 2005 included in this release and the attached financial information below have been restated to reflect the properties that the Company has reclassified as discontinued operations since April 1, 2005, in accordance with GAAP. Such reclassification, however, does not impact the net income available to common stockholders for the three months ended March 31, 2005 as previously reported.
     First quarter 2006 total consolidated revenues from continuing operations was $184.4 million, compared to $171.3 million during the three months ended March 31, 2005. This increase was primarily due to the revenues from two office properties that the Company acquired subsequent to April 1, 2005 for $546.7 million.
     Total lease termination fees including the Company’s pro rata share of such fees from unconsolidated joint ventures totaled $0.7 million for the quarter ended March 31, 2006, compared to $2.3 million reported in the first quarter of 2005.
     During the first quarter of 2006, the Company leased 2.1 million square feet of space in its total office portfolio with an average lease term of 10.2 years. The average gross rental rate on leases executed in the quarter was $21.11 per square foot, which does not reflect significant contractual rental rate increases in such leases. The rental rate on leases that expired during the quarter was $24.40 per square foot.
     At March 31, 2006, occupancy was 87.5 percent based on the Company’s owned area, which includes its wholly-owned properties and its pro rata share of joint venture properties. Occupancy based on total area, which includes 100 percent of the Company’s consolidated properties and 100 percent of its unconsolidated joint venture properties, was 87.4 percent at March 31, 2006, with consolidated properties at 87.5 percent and unconsolidated joint venture properties at 87.0 percent.
     Property revenues less property expenses (including straight-line rent and excluding termination fees) increased by 0.7 percent on a same-property basis compared to the first quarter of 2005.
Highlights for the first quarter 2006:
•	On March 10, sold First Citizens Plaza, a 477,000-square-foot property in Charlotte, NC for $77.3 million. This sale resulted in a gain on disposition of $32.3 million during the first quarter of 2006.

•	On March 2, announced a new 465,000-square-foot lease with Chevron Corporation at Continental Center I in downtown Houston. With this lease, the property will become 99 percent leased.

•	On March 2, announced a $400 million refinancing of One New York Plaza in downtown Manhattan. The new 10-year loan carries an effective interest rate of 5.14 percent and replaces a $228.4 million mortgage that carried an interest rate of 7.27 percent.

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Trizec Reports First Quarter 2006 Results
•	On February 27, announced the appointment of Anthony J. Manos as Senior Vice President of Trizec’s Southern California Region.

•	On February 17, announced the lease renewal and expansion of Kinder Morgan to 214,000 square feet at One Allen Center in downtown Houston.

•	On January 9, sold Williams Center I & II, a 770,000-square-foot property in Tulsa, Okla. for $42.5 million. With this transaction, Trizec exited the Tulsa market.

•	On January 3, announced lease renewal and expansion transactions with CDW Corporation and Arnstein & Lehr totaling 346,000 square feet, representing 50 percent of the rentable space at CDW Plaza – 120 South Riverside Plaza in downtown Chicago.

•	On January 3, announced the renewal of Bank of America’s lease for more than 29 floors, totaling approximately 640,000 square feet of Class A office space, at Bank of America Plaza in downtown Charlotte.
Subsequent to the end of the first quarter 2006:
•	On May 2, completed the $1.63 billion acquisition of a Southern California office portfolio, comprised of 13 properties totaling approximately four million square feet, that was formerly owned by Arden Realty, Inc. The properties are concentrated in West Los Angeles and San Diego.

•	On May 2, entered into a $1.3 billion bridge loan agreement to facilitate the acquisition of the Southern California portfolio acquisition. This loan bears a current interest rate of LIBOR plus 140 basis points for a term of one year and provides for two 6-month extension options.

•	On April 7, paid-down $135.5 million on a CMBS loan that carried a weighted average interest rate of 6.9 percent.
     As a result of the Company’s continuing capital recycling program, Trizec updated its FFO guidance for 2006 to be in the range of $1.57 to $1.67 per share on a fully-diluted basis. Trizec also updated its guidance for 2006 net income available to common stockholders, which is calculated in accordance with GAAP, to be in the range of $0.20 to $0.28 per diluted share. The reconciliation of the projected FFO available to common stockholders and unitholders per diluted share to projected net income available to common stockholders per diluted share is set forth in the attached financial information.
     Trizec Properties will conduct a conference call today, May 4, from 11:00 a.m. to 12:30 p.m. Central Time, to discuss first quarter 2006 results and other current events. To participate in the call, please dial (877) 626-0598 from Canada and the U.S., or (706) 679-1441 from outside North America, approximately 15 minutes before the call begins. A live webcast will be available at the Trizec Properties web site, www.trz.com, via hyperlink. To listen to the live

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Trizec Reports First Quarter 2006 Results
webcast, please visit the web site at least 15 minutes beforehand in order to download and install any necessary audio software.
     A replay of the call will be available for 15 business days by dialing (800) 642-1687 or (706) 645-9291 and entering the pass code 8284045. A replay of this call will be available online at the Company’s web site and at various financial web portals.
     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s web site, www.trz.com. The Company has furnished this news release and the updated supplemental package to the SEC under a Form 8-K.
     Trizec Properties, Inc., a real estate investment trust (“REIT”) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. After taking into account the acquisition of Arden’s Southern California portfolio as discussed above, the Company has ownership interests in and manages a high-quality portfolio of 61 office properties totaling approximately 40 million square feet concentrated in the metropolitan areas of seven major U.S. markets. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at (800) 891-7017.
This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1A. Risk Factors” in our 2005 Form 10-K, filed with the Securities and Exchange Commission on March 14, 2006, as the same may be supplemented from time to time. These factors include, without limitation, the following: changes in national and local economic conditions, including those economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to integrate and realize the full benefits from our acquisitions, including our recently completed acquisition of certain properties and undeveloped land parcels that were formerly owned by Arden Realty, Inc.; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; material increases in the amount of special dividends payable to affiliates of Trizec Canada Inc. on shares of our special voting stock as a result of increases in the applicable cross-border withholding tax rates; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist

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Trizec Reports First Quarter 2006 Results
acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
$ in thousands, except share and per share amounts	2006	2005

Assets
Real estate	$4,484,310	$4,570,824
Less: accumulated depreciation	(674,789)	(673,443)

Real estate, net	3,809,521	3,897,381
Cash and cash equivalents	41,473	36,498
Escrows and restricted cash	147,080	70,004
Investment in unconsolidated real estate joint ventures	146,406	206,602
Office tenant receivables (net of allowance for doubtful accounts of $3,316 and $3,718 at March 31, 2006 and December 31, 2005, respectively)	10,444	13,087
Deferred rent receivables (net of allowance for doubtful accounts of $1,152 and $1,438 at March 31, 2006 and December 31, 2005, respectively)	141,805	139,135
Other receivables (net of allowance for doubtful accounts of $2,940 and $3,080 at March 31, 2006 and December 31, 2005, respectively)	8,872	7,384
Deferred charges (net of accumulated amortization of $74,775 and $82,365 at March 31, 2006 and December 31, 2005, respectively)	138,451	124,061
Prepaid expenses and other assets, net	177,485	216,098

Total Assets	$4,621,537	$4,710,250

Liabilities and Stockholders’ Equity

Liabilities
Mortgage debt and other loans	$2,009,490	$1,863,273
Unsecured credit facility	120,000	347,000
Trade, construction and tenant improvements payables	19,861	19,127
Accrued interest expense	6,576	5,697
Accrued operating expenses and property taxes	62,596	108,099
Other accrued liabilities	186,615	181,798
Dividends payable	32,170	32,329
Taxes payable	25,881	27,508

Total Liabilities	2,463,189	2,584,831

Commitments and Contingencies	—	—

Minority Interest	8,681	8,134

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding at March 31, 2006 and December 31, 2005, respectively	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 157,241,959 and 156,478,409 issued at March 31, 2006 and December 31, 2005, respectively, and 157,180,414 and 156,419,864 outstanding at March 31, 2006 and December 31, 2005, respectively	1,572	1,565
Additional paid in capital	2,298,013	2,283,591
Accumulated deficit	(149,920)	(163,049)
Treasury stock, at cost, 61,545 and 58,545 shares at March 31, 2006 and December 31, 2005, respectively	(783)	(750)
Unearned compensation	—	(446)
Accumulated other comprehensive income (loss)	585	(3,826)

Total Stockholders’ Equity	2,149,467	2,117,085

Total Liabilities and Stockholders’ Equity	$4,621,537	$4,710,250

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Consolidated Statements of Operations (unaudited)

	For the three months ended
	March 31,
$ in thousands, except share and per share amounts	2006	2005

Revenues
Rentals	$128,773	$120,642
Recoveries from tenants	28,950	25,406
Parking and other	25,087	23,615
Fee income	1,595	1,610

Total Revenues	184,405	171,273

Expenses
Operating	63,025	56,287
Property taxes	23,003	21,882
General and administrative	9,274	9,008
Depreciation and amortization	47,137	37,981

Total Expenses	142,439	125,158

Operating lncome	41,966	46,115

Other lncome (Expense)
Interest and other income	1,078	1,194
Loss on early debt retirement	(312)	(14)
Recovery on insurance claims	113	—
Interest expense	(34,239)	(33,413)
Lawsuit settlement	—	760

Total Other Expense	(33,360)	(31,473)

Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures and Discontinued Operations	8,606	14,642
Benefit (Provision) for income and other corporate taxes, net.	88	(421)
Minority interest	(677)	(35)
Income from unconsolidated real estate joint ventures	2,934	4,073

Income from Continuing Operations	10,951	18,259

Discontinued Operations
Income from discontinued operations	2,797	8,030
Gain on disposition of discontinued real estate, net	31,557	207

Net Income	45,305	26,496

Special voting and Class F convertible stockholders’ dividends	(372)	(1,209)

Net Income Available to Common Stockholders	$44,933	$25,287

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Earnings Per Share Calculation (unaudited)

	For the three months ended
	March 31,
$ in thousands, except share and per share amounts	2006	2005

Earnings per common share
Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.07	$0.11
Diluted	$0.07	$0.11

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$0.29	$0.17
Diluted	$0.28	$0.16

Weighted average shares outstanding
Basic	156,691,554	153,090,527
Diluted	159,944,117	155,122,317

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Earnings Per Share Calculation (unaudited)

	For the three months ended
	March 31,
$ in thousands, except share and per share amounts	2006	2005

Numerator:

Income from continuing operations	$10,951	$18,259
Less: Special voting and Class F convertible stockholders’ dividends	(372)	(1,209)

Income from Continuing Operations Available to Common Stockholders	10,579	17,050

Discontinued operations	34,354	8,237

Net Income Available to Common Stockholders	$44,933	$25,287

Denominator:

Weighted average shares outstanding

Basic	156,691,554	153,090,527
Dilutive effect of securities	3,252,563	2,031,790

Diluted	159,944,117	155,122,317

Basic Earnings per Common Share
Income from continuing operations available to common stockholders	$0.07	$0.11
Discontinued operations	0.22	0.05

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding — Basic(1)	$0.29	$0.17

Diluted Earnings per Common Share
Income from continuing operations available to common stockholders	$0.07	$0.11
Discontinued operations	0.21	0.05

Net Income Available to Common Stockholders per Weighted Average Common Share Outstanding — Diluted (1)	$0.28	$0.16

(1)	May not total the sum of the per share components due to rounding.

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Reconcilliation of Funds from Operations (unaudited)
     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.
     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.
     The following tables set forth the reconciliation of the Company’s funds from operations to net income available to common stockholders, both on an aggregate and per share basis, for the three months ended March 31, 2006 and 2005:

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Reconcilliation of Funds from Operations (unaudited)

	For the three months ended
	March 31,
$ in thousands, except share and per share amounts	2006	2005

Net income available to common stockholders	$44,933	$25,287

Add/(deduct):
Gain on disposition of discontinued real estate, net	(31,557)	(207)
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	52,507	44,733

Funds from operations available to common stockholders	$65,883	$69,813

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Reconcilliation of Funds from Operations per Share, Basic (unaudited)

	For the three months ended
	March 31,
$ in thousands, except share and per share amounts	2006	2005

Net income available to common stockholders	$0.29	$0.17

Add/(deduct):
Gain on disposition of discontinued real estate, net	(0.20)	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.34	0.29

Funds from operations available to common stockholders per weighted average common share outstanding — basic (1)	$0.42	$0.46

Weighted average shares outstanding — basic	156,691,554	153,090,527

(1)	Funds from operations available to common stockholders per weighted average common share outstanding-basic may not total the sum of the per share components in the reconciliation due to rounding.

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Reconcilliation of Funds from Operations per Share, Diluted (unaudited)

	For the three months ended
	March 31,
$ in thousands, except share and per share amounts	2006	2005

Net income available to common stockholders	$0.28	$0.16

Add/(deduct):
Gain on disposition of discontinued real estate, net	(0.20)	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.33	0.29

Funds from operations available to common stockholders per weighted average common share outstanding — diluted (1)	$0.41	$0.45

Weighted average shares outstanding — diluted	159,944,117	155,122,317

(1)	Funds from operations available to common stockholders per weighted average common share outstanding-diluted may not total the sum of the per share components in the reconciliation due to rounding.

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Earnings and FFO per Share Guidance (unaudited)

The following table shows the Company’s guidance on FFO per diluted share and net income available to common stockholders per diluted share for 2006:

	Full Year 2006
	Low	-	High

Projected net income available to common stockholders (diluted) (1)	$0.20	-	$0.28

Add:
Gain on disposition of discontinued real estate, net	(0.20)	-	(0.20)
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures	1.57	-	1.59
Projected minority interest in Operating Company	—	-	—

Projected FFO available to common stockholders and unitholders (diluted) (1)	$1.57	-	$1.67

(1)	The guidance for 2006 net income available to common stockholders and FFO includes the impact of the Arden portfolio acquisition, but does not reflect any estimates for future gains or losses on the possible disposition of real estate. The guidance also does not include any possible future provision for loss or recovery of provision for loss on real estate. The Company is not able to assess at this time whether or not additional gains or losses, or provision for loss or recovery of provision for loss, will be recognized during 2006.

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